EXHIBIT 10.7

FACTORING AGREEMENT

A.	PARTIES

This Factoring Agreement is made on 2010 between:

(a) Bank of China (Hong Kong) Limited (the “Bank”); and

(b) the person whose name and other particulars are set out in the Client Particulars below (the “Client”).

B.	INCORPORATION OF TERMS

1.      The Bank’s Conditions For Factoring—(08) (the “Conditions”) are incorporated into this Factoring Agreement. The Client acknowledges that it has received and read the Conditions and agrees to be bound by the Conditions.

2.      “This Agreement” shall comprise this Factoring Agreement, the Conditions and any schedule or other document expressly  incorporated into this Factoring Agreement and any replacement of, or any amendment to, any of them.

C.	GENERAL TERMS

	1. Maximum Funds in Use:	US$30,000,000.00 or its equivalent.

	2. Discount:	HKD: At 2.0% per annum above the Hong Kong Inter-Bank Offered Rate of HKD Currency from time to time quoted by the Bank on Funds In Use in HKD Currency.

USD: At 2.0% per annum above the London Inter-Bank Offered Rate of USD Currency from time to time quoted by the Bank on Funds In Use in USD Currency.

	3. Prepayment Percentage:	Up to 95% unless otherwise specified in a Debtor Limit Advice issued in respect of the relevant Debtor.

	4. Commission:	0.30% of the amount of each Debt unless otherwise specified in a Debtor Limit Advice issued in respect of the relevant Debtor.

	5. Credit Cover Percentage:	not applicable

	6. Concentration Percentage:	100%.

	7. Maximum Terms of Payment:	150 days unless otherwise specified in a Debtor Limit Advice issued in respect of the relevant Debtor.

	8. Maximum Invoicing Period:	not applicable

	9. Debtor(s) / Credit Limit(s) / Funding Limit(s):	To be approved by the Bank from time to time and as advised by the Bank to the Client.

D.	SPECIAL CONDITIONS

1. Credit Protection Event:

The event (if any) specified as such in the Debtor Limit Advice issued by the Bank in respect of the relevant Debtor.

2. The following supporting documents are required in relation to each Debt:-

(a) A copy of the invoice; and

(b) Evidence of Delivery of the Goods satisfactory to the Bank.

The Client shall also provide the Bank with an undated notice of assignment for the Debts of each relevant Buyer in the Bank’s approved form duly signed by the Client.

3.      Prior to the Client’s request for any Prepayment under this Agreement, the Client shall provide to the Bank with the following documents in each case in the form and substance satisfactory to the Bank:-

(a)    The certified extracts of board resolutions of the Client approving and authorizing the execution, delivery and performance of this Agreement and designating the Authorized Person(s) in connection with this Agreement;

(b)    Corporate guarantee of up to Unlimited Extent in respect of the liabilities of the Client given by Comtech International (Hong Kong) Limited, Rise Year Limited, Keen Awards Limited, Comtech Industrial (Hong Kong) Limited and Hong Kong JJT Limited in favour of the Bank;

(c) Corporate guarantee of up to Unlimited Extent in respect of the liabilities of the Client given by COGO GROUP, INC. (formerly known as Comtech Group, Inc.) in favour of the Bank;

(d)    Charge of Deposit(s) for the total principal deposit amount of not less than USD15,000,000.00. (or if the charged deposit is denominated in any foreign currency acceptable to the Bank, its equivalent in such foreign currency plus any deposit margin (the “Charged Deposit Margin”) as determined by the Bank from time to time without any prior notice to or agreement by the Borrower and/or the Deposit Chargor(s)) together with interest accrued or to be accrued thereon. A list of the deposit margin (the “List of Charged Deposit Margin”) applicable to each foreign currency acceptable to the Bank is attached herewith for your reference. Should the percentage of the charged deposit margin be changed, the change shall be effective on the date another List of Charged Deposit Margin is issued to the Borrower and the Deposit Chargor(s).

A Deed of Indemnity, Charge Over Deposit(s) and Set-Off duly executed/to be executed by the deposit chargor in the Bank’s favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Client to such extent as the Bank may from time to time deem fit,

Name of Deposit Chargor:

Comtech International (Hong Kong) Limited

(e) A Security Deed (Proceeds) executed by the Client in our favour to secure general banking facilities from time to time and at any time granted by the Bank to the Client;

(f)     A Security Deed (Proceeds) executed by the Comtech International (Hong Kong) Limited in our favour to secure general banking facilities from time to time and at any time granted by the Bank to the Client; and

(g) Such other documents, terms or evidence that the Bank may require from time to time.

4. Other Conditions (if any):-

(a) All accounts receivables due from the factored debtors to the Client are assigned to the Bank;

(b) Client is required to submit copies of all invoices, supported by copies of proof of delivery, issued to the factored debtors to the Bank;

(c) Client is required to submit the latest A/R aging report of the factored debtors during the 1st time of invoice presentation;

(d)    Payments of the factored debtors should be made directly to a designated account maintained the Client with the Bank. However, the Bank has the overriding right at any time after the purchase of any Debt to require a notice of assignment to be sent to the relevant Debtor. In such event, those Debts should be paid directly to the Bank;

(e) Client is required to provide the Bank with latest copy of for the Bank’s review prior to facility commencement;

(f) Blank notification letter(s) prepared the the Client addressed to the factored debtor(s) should be submitted to the Bank prior to facility commencement;

(g) Invoices overdue more than 30 days will be disapproved for funding;

(h) No funding on any new invoices issued to a particular buyer if the percentage of invoices overdue more than 30 days exceed 15% of the total outstanding invoices of the concerned buyer,

(i) Peroidic audits to be conducted at client’s office.

5. Fees:

HandlingCharge:	US$30,000,00 payable by the Client at the time prescribed by the Bank or on demand by the Bank (whichever first occurs).

E. CLIENT PARTICULARS

Name: ComtechBroadband Corporation Limited

Address: Rm514, 5/F, Manhattan Ctr., 8 Kwai Cheong Rd., Kwai Chung, N.T.

Company No. (ifapplicable): 958008

Fax No.:

E-mail:

THE BANK
Signed for and on behalf of Bank of China (Hong Kong))
Limited	)
Sit Yuk Lan & Miu Kong Sang	)
by	)
(Name of Signatory))		(Signature)

THE CLIENT

Executed as a Deed and	)
Sealed with the Common Seal of:	)
)
)
Comtech Broadband Corporation Limited	)
)
(Name of the Client))		(Signature)
)
and Signed by	)
(Name of Signatory))
)
)
and	)
(Name of Signatory))		(Signature)

Witness:

Signature:
Name:	I.D. Card / Passport No.:
Address:

After due and careful consideration of the contents of this Agreement (as defined above), I/we, the undersigned, consent to and acknowledge all the above terms and conditions and am/are liable for all obligations and liabilities of the Client upon the terms and conditions of the guarantee and/or security document executed or to be executed by me/us.

Name:	Name:
Comtech International (Hong Kong) Limited Date:	COGO GROUP, INC. (formerly known as Comtech Group, Inc.)
Date:

Name: Rise Year Limited	Name: Keen Awards Limited
Date:	Date:

Name: Comtech Industrial (Hong Kong) Limited	Name: Hong Kong JJT Limited
Date:	Date:

Witness:

Name: